Exhibit 99.1

CONTACTS:

John R. Barr President and CEO 617-926-1551 john.barr@vitechnologies.com	Thomas T. Higgins Executive Vice President, Operations and CFO 617-926-1551 tom.higgins@vitechnologies.com

V.I. Technologies Announces $20 Million Private Placement

Panacos Pharmaceuticals Announces Initiation of Phase 2 Trial

Watertown, MA (December 10, 2004) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective products, today announced that it has signed binding agreements with a group of investors for a $20 million private placement of its common stock and warrants to purchase its common stock. The $20 million financing is led by Great Point Partners LLC of Greenwich, Connecticut. Investors from privately-held Panacos Pharmaceuticals Inc. (“Panacos”) will participate in the financing including Ampersand Ventures and A.M. Pappas and Associates, the two largest investors in Panacos.

The $20 million private placement is designed to close simultaneously with the closing of the merger between Vitex and Panacos. As required by the regulations of the Nasdaq Stock Market, Vitex shareholders will be asked to vote their approval of the financing as well as the Panacos merger. The Company plans to file soon a registration statement on Form S-4 with the Securities and Exchange Commission. A joint proxy statement/prospectus relating to the merger and the private placement financing will be mailed to all shareholders to solicit their votes. Under terms of the private placement, Vitex will issue 100,000,000 shares of common stock (an effective price of $0.20 per common share), and detachable warrants to purchase up to 45,000,000 shares of common stock at $0.24 per share exercisable over five years. The private placement investors will have the right to appoint a member to the Company’s Board of Directors, which will continue to have a majority of independent directors. The financing is subject to various closing conditions, including the closing of the merger with Panacos. SG Cowen & Co., LLC acted as the lead placement agent for the financing.

Today, in a separate release, Panacos announced the initiation of a Phase 2a clinical trial of its HIV drug candidate, PA-457. Institutional Review Board (“IRB”) and other approvals have been received and the study is now open for enrollment. Panacos plans to complete dosing of all patients and report preliminary results in the first half of 2005. In this study, HIV-infected patients not on other therapy will receive PA-457 once daily for 10 days. The primary endpoint of the study will be reduction of viral load. PA-457 is the first in a new class of oral HIV drugs discovered by Panacos scientists that inhibit the last stage of the virus life cycle, virus maturation. It is designed to combat drug resistance, which occurs in up to two thirds of HIV patients treated with currently available drugs and is the leading cause of HIV treatment failure. Panacos expects to complete the study and announce the results in the first half of 2005.

Dr. Samuel Ackerman, Chairman of the Vitex Board and designated CEO of the merged Company, commented, “This financing represents an important milestone in our goal of building a preeminent anti-infectives company. The combined company will have the financial resources to advance our promising clinical development programs. We attracted an outstanding investor group, including further investment by existing shareholders. The new investors are committed to the long-term success of the Company as evidenced by their investment commitment and their representation, upon the closing, on our Board of Directors. We congratulate the Panacos team on their continued strong progress in advancing the exciting, novel drug, PA-457, to the next stage of the clinical development process.”

David Kroin, a Managing Director for Great Point Partners LLC, commented, “We believe that the merger of Vitex and Panacos will create a major new anti-infectives company. We consider the Company’s product pipeline to be very promising and the combined management teams to be world class. PA-457, with its novel mechanism of action, oral route of administration, once daily dosing, and promising Phase I and Phase I/II clinical trial results, has the potential to be a major HIV drug in a field where the worldwide market opportunity exceeds $6 billion.”

The Company will host a conference call today at 8:30 AM Eastern time to discuss this transaction.

The conference call may be accessed by dialing (877) 707-9628 for domestic callers and (785) 832-1508 for international callers. A replay of the conference call will be archived for 30 days and may be accessed by dialing (888) 562-3380 for domestic callers and (402) 220-1188 for international callers.

The private placement was made only to accredited investors, as such term is defined in accordance with the Securities Act of 1933, or any state securities laws. The securities may not be offered or sold in the United States absent registration or exemption from the Securities Act of 1933 and any applicable state securities laws. The Company has agreed to file a registration statement for the resale of the shares of common stock and the shares of common stock underlying the warrants within thirty (30) days following the closing. This news release is neither an offer to sell nor a solicitation of an offer to buy shares of the Company’s common stock or warrants to purchase common stock in any transaction.

About Vitex

Vitex is developing the next generation of anti-infective products. The Company’s proprietary INACTINE™ technology is designed to inactivate a wide range of viruses, bacteria and parasites in units of red blood cells, and has also demonstrated its ability to remove prion proteins from red cell units. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: http://www.vitechnologies.com.

About Panacos

Panacos Pharmaceuticals is engaged in the discovery and development of small molecule oral drugs for the treatment of HIV and other major human viral diseases. Panacos’ proprietary discovery technologies focus on novel targets in the virus life cycle, including virus fusion and virus maturation, the first and last steps of viral infection. More information on Panacos is available at http://www.panacos.com.

About Great Point Partners, LLC

Great Point Partners LLC of Greenwich, Connecticut manages the Biomedical Value Fund, L.P., a bottoms-up, primary research oriented investment fund formed to invest principally in undervalued, publicly traded life sciences, medical technology and other healthcare companies by purchasing and selling securities in the open market, financing growth companies through PIPE (Private Investment in Public Equity) financings, and in other directly negotiated transactions.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as execution of the Company’s financing and other strategic plans, quarterly fluctuations in operating results, anticipated clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex intends to file a Registration Statement on Form S-4 in connection with the merger, and Vitex and Panacos intend to mail a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger and the private placement financing and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders can obtain free copies of these documents when they are available through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.

Vitex and Panacos, and their respective directors, executive officers and certain members of management and employees will be soliciting proxies from Vitex and Panacos stockholders in favor of the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that Vitex’s and Panacos’ directors and executive officers have in the merger is available in the Joint Proxy Statement/Prospectus.